Item 26. Exhibit (h) i. g.

SCHEDULE A

Effective as of September 1, 2016, this Schedule A is hereby amended as follows:

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
	Strategic GVUL	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio
	Strategic Life 9	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio
	Strategic Life 10	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio
Massachusetts Mutual Variable Life Separate Account I Established July 13, 1988	MassMutual Electrum (Strategic Life 18)	T. Rowe Price Fixed Income Series, Inc. • T. Rowe Price Limited Term Bond Portfolio (Class I or II)
	Survivorship Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio
	Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio
	Variable Life Select	T. Rowe Price Equity Series, Inc. T. Rowe Price Mid-Cap Growth Portfolio

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Survivorship Variable Universal Life II	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

Variable Life Plus	T. Rowe Price Equity Series, Inc. T. Rowe Price Mid-Cap Growth Portfolio
VUL II	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio
VUL Guard	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio
Survivorship VUL Guard	T. Rowe Price Equity Series, Inc. • T. Rowe Price Blue Chip Growth • T. Rowe Price Equity Income Portfolio

IN WITNESS HEREOF, Massachusetts Mutual Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of June, 1998.

COMPANY:	MASSACHUSETTS MUTUAL LIFE INSURANCE

COMPANY
By its authorized officer
By:_/s/ Tina M. Wilson_________________
Title:__Senior Vice President____________
Date:___9-30-2016____________________

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FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer
By:____/s/ Darrell Braman_____________
Darrell Braman
Title: Vice President
Date:_____10-17-16__________________

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC.

By its authorized officer
By:__/s/ Darrell Braman_______________
Darrell Braman
Title: Vice President
Date:___10-17-16_____________________

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer
By:____/s/ Fran Pollack-Matz___________
Fran Pollack-Matz
Title: Vice President
Date:___10-14-16_____________________

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12b-1 AGREEMENT

This Agreement made and entered into as of September 1, 2016 is between Massachusetts Mutual Life Insurance Company (“Company”), MML Investors Services, LLC (“MMLIS”), MML Distributors, LLC (“MMLD”) and T. Rowe Price Investment Services, Inc., (the “Distributor”) and is intended to supplement the Participation Agreement dated June 1, 1998 by, between and among the Company, certain portfolios of funds, and T. Rowe Price Investment Services, Inc. (“Participation Agreement”), as amended. All terms herein, unless otherwise defined, shall have the same meaning as used in the Participation Agreement.

Whereas, certain portfolios of the T. Rowe Price Equity Series, Inc. and the T. Rowe Price Fixed Income Series, Inc. (the “Funds”) are authorized to issue a class of shares (“VIP II Class” or “Class”) with respect to which the Funds have adopted a plan (“12b-1 Plan”) for purposes of paying for distribution and/or personal services under Rule 12b-1 of the Investment Company Act of 1940 with respect to VIP II Class shares;

Whereas, the Company intends to issue Contracts that will be funded by an investment in the VIP II Class shares;

Whereas, the Company’s affiliates, MMLIS and MMLD serve as principal underwriters of the Contracts (MMLIS and MMLD together referred to as the “Affiliates”); and

Whereas, the Affiliates and the Company are interested in performing distribution and/or personal services for the Distributor with respect to VIP II Class shares in exchange for the receipt of fees pursuant to the 12b-1 Plan.

In consideration of the foregoing and the mutual covenants set forth below the Company, the Affiliates and the Distributor agree as follows:

1.    Distributor. The Distributor is a broker-dealer registered under the Securities

Exchange Act of 1934 and with the Financial Industry Regulatory Authority, Inc. and serves as the principal underwriter of the Fund.

2.

Services. The Company and Affiliates have agreed to assist Distributor, as it may request from time to time, with the provision of distribution and/or personal services to the Funds, as they may relate to the investment in the VIP II Class by the Separate Accounts. It is anticipated that such services shall include (but not limited to): (i) distribution of Fund reports, prospectuses, and SAIs for the Class to other than existing holders of Contracts; (ii) the preparation and distribution of sales literature and advertising material for the Class; (iii) continuing education and training of insurance agents and other representatives of the Company and Affiliates with respect to the Class and the Fund’s portfolios offering the Class and serving as funding vehicles for the Contracts; (iv) providing information to Contract owners regarding the VIP II Class; (v) providing maintenance of Contract owner’s accounts; (vi) providing services by insurance agents and other representatives of the Company

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and Affiliates who will provide personal service and attention with respect to Contract owner’s investments in the VIP II Class; and (v) other services in respect of the Class as mutually agreed upon from time to time.

3.       Payment for Services. In consideration of the services to be provided by Affiliates, the Company and its agents, the Distributor, in accordance with the 12b-1 Plan, shall pay to the Company and Affiliates a fee with respect to the Class of each portfolio of the Funds equal to (      %) per annum of the average aggregate net asset value of the shares of each Class held by the Separate Accounts under the Participation Agreement. For purposes of computing the payment to the Company and Affiliates contemplated under this Paragraph 3, the average aggregate net asset value of shares of each Class held by the Separate Accounts over a monthly period shall be computed by totaling each Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during each month. The fee is the responsibility of the applicable Fund/Class, not the Distributor or its affiliates and the obligations of each Fund/Class is several and not joint; no Fund/Class is responsible for the fee of any other Fund/Class. The Company and Affiliates further acknowledge that the Distributor shall not be responsible for the payment of the fees unless and until the Distributor has received such fee from the applicable Fund, and Company and Affiliates agree to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund. The Payments contemplated by this Paragraph 3 shall be calculated by the Fund at the end of each calendar month and will be paid to each Company and Affiliate within 30 calendar days thereafter.

Payment Instructions:

All Distribution 12b-1 Fees are to be directed to the Company’s affiliate, MMLD, on behalf of MMLIS, MMLD, and the Company. Such payments should be made as follows:

Wire Instructions:

Account Name: MML Distributors, LLC

Account Number:

Bank Name:

ABA#:

Reference:  Revenue Sharing

ACH Instructions:

Account Name: MML Distributors, LLC

Account Number:

Bank Name:

ABA#:

Reference: Revenue Sharing

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4.    Term.    This Agreement shall remain in full force and effect until any party provides the others with 30 days written notice of its intent not to continue the Agreement. This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company’s investments in the Funds.

5. Relationship to Other Agreements.    This Agreement is intended to supplement the Participation Agreement and not intended to conflict with or supersede the provisions of the Administrative Services Agreement or the Participation Agreement (“Prior Agreements”). All representations and warranties made by the parties in the Prior Agreements are incorporated into this Agreement and shall be deemed to have been made in connection with this Agreement.

T. ROWE PRICE INVESTMENT SERVICES, INC.

By: /s/ Fran Pollack-Matz___________________
Name: __Fran Pollack-Matz________________
Title: _____V.P.____________________________

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Tina M. Wilson_______________________
Name: ____Tina M. Wilson_______________________
Title: __Senior Vice President____________________

MML INVESTORS SERVICES, LLC

By: ___/s/ Wendy Benson___________________
Name: _____Wendy Benson______________________
Title: ______President___________________________

MML DISTRIBUTORS, LLC

By: /s/ Eric Wietsma ________________________
Name: _____Eric Wietsma________________________
Title: _____President_______________________

Lgl635\VIP Funds\VIP II\12b-1-draft Letter Agreement

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